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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of F.N.B. Corporation on Forms S-3 (Registration Nos. 333-74737, 333-46581 and 333-31124) and Forms S-8 (Registration Nos. 33-78114, 33-78134, 333-03489,
333-03493, 333-03495, 333-03503, 333-01997, 333-22909, 333-42333 and 333-58727)
and to the use in this Annual Report of F.N.B. Corporation on Form 10-K of our report dated January 9, 1998 and on our audits of the financial statements of Seminole Bank at December 31, 1997 and for the year ended December 31, 1997 and of our report dated January 9, 1998 except for Note 18, as to which the date is April 6, 1998 on our audits of the financial statements of Citizens Holding Corporation and subsidiaries at December 31, 1997 and for the year ended December 31, 1997 which reports are included as exhibits in F.N.B. Corporation's Annual Report on Form 10-K.

/s/ HACKER, JOHNSON, COHEN & GRIEB PA

Tampa, Florida
March 14, 2000